DIGITAL REALTY | telx

1Q 16

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
First Quarter 2016

Corporate Information	Financial Supplement
First Quarter 2016

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of March 31, 2016, the company's 140 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 22.8 million square feet, excluding approximately 1.8 million square feet of space under active development and 1.2 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Burke & Quick	Canaccord Genuity	Citigroup
Michael J. Funk	Ross Smotrich	Frederick W. Moran	Paul Morgan	Michael Bilerman
(646) 855-5664	(212) 526-2306	(561) 504-0936	(212) 389-8128	(212) 816-1383

Jeffrey Spector	Dan Occhionero		Joseph Ng	Emmanuel Korchman
(646) 855-1363	(212) 526-7164		(212) 389-8096	(212) 816-1382

Cowen	Deutsche Bank	Evercore ISI	Green Street Advisors	Jefferies
Colby Synesael	Vincent Chao	Jonathan Schildkraut	Lukas Hartwich	Jonathan Petersen
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 284-1705

Jonathan Charbonneau	Michael Husseini	Robert Gutman	David Guarino	Omotayo Okusanya
(646) 562-1356	(212) 250-7703	(212) 497-0877	(949) 640-8780	(212) 336-7076

JP Morgan	KeyBanc	Morgan Stanley	Raymond James	RBC Capital Markets
Richard Choe	Jordan Sadler	Sumit Sharma	Paul D. Puryear	Jonathan Atkin
(212) 662-6708	(917) 368-2280	(212) 761-0078	(727) 567-2253	(415) 633-8589

	Austin Wurschmidt		William A. Crow	Michael Carroll
	(917) 368-2311		(727) 567-2594	(440) 715-2649

RW Baird	Stifel	UBS
David Rodgers	Matthew Heinz	John Hodulik
(216) 737-7341	(443) 224-1382	(212) 713-4226

Stephen Dye		Ross Nussbaum
(312) 609-5480		(212) 713-2484

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
First Quarter 2016

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock:	DLRPRE
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
High price (1)	$89.34	$77.26	$69.83	$69.12	$75.39
Low price (1)	$69.89	$64.11	$60.66	$62.76	$63.30
Closing price, end of quarter (1)	$88.49	$75.62	$65.32	$66.68	$65.96
Average daily trading volume (1)	1,499,369	1,164,119	1,365,945	904,995	1,128,089
Indicated dividend per common share (2)	$3.52	$3.40	$3.40	$3.40	$3.40
Closing annual dividend yield, end of quarter	4.0%	4.5%	5.2%	5.1%	5.2%
Shares and units outstanding, end of quarter (3)	149,394,198	149,217,573	138,679,297	138,763,472	138,718,379
Closing market value of shares and units outstanding (4)	$13,219,892	$11,283,763	$9,058,532	$9,252,748	$9,149,864

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of March 31, 2016, the total number of shares and units includes 146,797,648 shares of common stock, 1,221,314 common units held by third parties and 1,375,236 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2016	First Quarter 2016

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	146,797,648	98.3%
Cambay Tele.com, LLC (3)	1,221,314	0.8%
Directors, Executive Officers and Others	1,375,236	0.9%
Total	149,394,198	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 146,797,648 general partnership common units, 1,221,314 common units held by third parties and 1,375,236 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2016

Shares and Units at End of Quarter	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Common shares outstanding	146,797,648	146,384,247	135,843,684	135,832,492	135,793,668
Common units outstanding	2,596,550	2,833,326	2,835,613	2,930,980	2,924,711
Total Shares and Partnership Units	149,394,198	149,217,573	138,679,297	138,763,472	138,718,379

Enterprise Value
Market value of common equity (1)	$13,219,892	$11,283,833	$9,058,532	$9,252,748	$9,149,864
Liquidation value of preferred equity	1,335,000	1,335,000	1,335,000	1,085,000	1,085,000
Total debt at balance sheet carrying value	6,156,729	5,934,241	4,748,579	4,968,826	4,817,911
Total Enterprise Value	$20,711,621	$18,553,074	$15,142,111	$15,306,574	$15,052,775
Total debt / total enterprise value	29.7%	32.0%	31.4%	32.5%	32.0%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$11,208,920	$11,021,480	$10,280,897	$10,244,536	$10,120,966
Total Assets	11,421,975	11,416,063	9,471,840	9,555,806	9,380,183
Total Liabilities	6,976,765	6,879,561	5,436,189	5,665,613	5,522,322

Selected Operating Data
Total operating revenues	$504,199	$500,443	$435,989	$420,295	$406,609
Total operating expenses (2)	386,084	398,258	333,453	312,890	300,325
Interest expense	57,261	61,717	48,138	46,114	45,466
Net income (loss)	62,333	(16,573)	57,842	137,997	122,325
Net income (loss) available to common stockholders	39,125	(40,039)	38,522	117,055	101,728

Financial Ratios
EBITDA (3)	$268,475	$194,902	$225,484	$297,477	$277,964
Adjusted EBITDA (4)	293,933	288,184	250,834	246,540	239,166
Net Debt to Adjusted EBITDA (5)	5.3x	5.2x	4.8x	5.0x	5.1x
GAAP interest expense	57,261	61,717	48,138	46,114	45,466
Fixed charges (6)	85,286	90,496	70,682	69,910	70,522
Interest coverage ratio (7)	4.8x	4.7x	5.0x	5.0x	4.8x
Fixed charge coverage ratio (8)	3.4x	3.3x	3.5x	3.5x	3.4x

Profitability Measures
Net income (loss) per common share - basic	$0.27	($0.28)	$0.28	$0.86	$0.75
Net income (loss) per common share - diluted	$0.27	($0.28)	$0.28	$0.86	$0.75
Funds from operations (FFO) / diluted share and unit (9)	$1.39	$0.79	$1.28	$1.26	$1.56
Core funds from operations (Core FFO) / diluted share and unit (9)	$1.42	$1.38	$1.32	$1.30	$1.27
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.28	$1.11	$1.13	$1.05	$1.05
Dividends per share and common unit	$0.88	$0.85	$0.85	$0.85	$0.85
Diluted FFO payout ratio (9) (11)	63.3%	107.8%	66.5%	67.2%	54.5%
Diluted Core FFO payout ratio (9) (12)	62.0%	61.6%	64.4%	65.4%	66.9%
Diluted AFFO payout ratio (10) (13)	68.8%	76.5%	75.0%	80.6%	80.7%

Portfolio Statistics
Buildings (14)	199	198	191	190	187
Properties (14)	140	139	132	132	130
Cross-connects	61,478	60,551	N/A	N/A	N/A
Net rentable square feet, excluding development space (14)	22,840,703	22,894,255	21,907,913	21,753,331	22,115,629
Occupancy at end of quarter (15)	90.9%	91.4%	93.0%	93.5%	92.1%
Occupied square footage	20,766,756	20,915,293	20,365,597	20,347,649	20,373,106
Space under active development (16)	1,761,995	1,342,660	1,385,315	1,151,299	1,223,238
Space held for development (17)	1,174,143	1,347,741	1,325,282	1,271,565	1,315,299
Weighted average remaining lease term (years) (18)	5.6	5.8	6.2	6.3	6.3
Same-capital occupancy at end of quarter (15) (19)	93.0%	93.1%	93.5%	94.3%	94.2%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2016

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(2)
All periods presented exclude change in fair value of contingent consideration and purchase accounting adjustments related to the acquisition of Telx Holdings, Inc. (the "Telx Acquisition") in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(4)
Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance-related accrual, equity acceleration, and legal expenses, transaction expenses, (gain) loss on sale of property, (gain) loss on settlement of pre-existing relationship with Telx, other non-core adjustment expenses, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

Earnings Release	Financial Supplement
First Quarter 2016

DIGITAL REALTY REPORTS FIRST QUARTER 2016 RESULTS

San Francisco, CA -- April 28, 2016 -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2016. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $1.39 in 1Q16, compared to $1.56 in 1Q15

•	Reported core FFO per share of $1.42 in 1Q16, compared to $1.27 in 1Q15

•	Reported net income available to common stockholders per share of $0.27 in 1Q16, compared to $0.75 in 1Q15

•	Signed leases during 1Q16 expected to generate $39 million of annualized GAAP rental revenue

•	Raised 2016 core FFO per share outlook from $5.45 - $5.60 to $5.55 - $5.65 and "constant-currency" core FFO per share outlook from $5.50 - $5.70 to $5.60 - $5.75

Financial Results
Revenues were $504 million for the first quarter of 2016, a 1% increase from the previous quarter and a 24% increase over the same quarter last year.
Net income for the first quarter of 2016 was $62 million, and net income available to common stockholders was $39 million, or $0.27 per diluted share, compared to net loss available to common stockholders of $0.28 per diluted share in the fourth quarter of 2015 and net income available to common stockholders of $0.75 per diluted share in the first quarter of 2015.
Adjusted EBITDA was $294 million for the first quarter of 2016, a 2% increase from the previous quarter and a 23% increase over the same quarter last year.
Funds from operations (“FFO”) on a fully diluted basis was $208 million in the first quarter of 2016, or $1.39 per share, compared to $0.79 per share in the fourth quarter of 2015 and $1.56 per share in the first quarter of 2015.
Excluding certain items that do not represent core expenses or revenue streams, first quarter of 2016 core FFO was $1.42 per share, a 3% increase from $1.38 per share in the fourth quarter of 2015, and a 12% increase from $1.27 per share in the first quarter of 2015.

Leasing Activity
“We signed new leases representing $39 million of annualized GAAP rental revenue including a $6 million contribution from Telx, during the first quarter of 2016, which is typically a seasonally slower quarter. Leasing activity included a multi-megawatt lease with a hyper-scale cloud service provider in Osaka, fully leasing phase one of our first project in Japan. We also announced that we entered Germany, with the acquisition of a six-acre land parcel,” commented Chief Executive Officer A. William Stein. “Data center demand remains robust, driven by a rapidly growing trend towards corporate IT outsourcing. Our activity in Germany and Japan underscores the importance of scale and a global platform in providing data center solutions to meet customers’ needs around the world.”
In addition to space and power, Telx also contributed $8 million of annualized interconnection revenue bookings during the first quarter.
The weighted-average lag between leases signed during the first quarter of 2016 and the contractual commencement date was 8.1 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $51 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2016 rolled up 2% on a cash basis and up 13% on a GAAP basis.

Earnings Release	Financial Supplement
Unaudited	First Quarter 2016

New leases signed during the first quarter of 2016 by region and product type are summarized as follows:

North America	Annualized GAAP Base Rent (in thousands)	Square Feet	GAAP Base Rent per Square Foot	Megawatts	GAAP Base Rent per Kilowatt

Turn-Key Flex (1)	$23,514	106,449	$221	12	$158
Powered Base Building	—	—	—	—	—
Colocation	6,071	22,904	265	2	278
Non-Technical	746	37,333	20	—	—
Total	$30,331	166,686	$182	14	$173

Europe (2)
Turn-Key Flex	—	—	—	—	—
Colocation	—	—	—	—	—
Non-Technical	$110	2,425	$45	—	—
Total	$110	2,425	$45	—	—

Asia Pacific (2)
Turn-Key Flex	$8,886	43,509	$204	4	$180
Colocation	—	—	—	—	—
Non-Technical	101	1,200	84	—	—
Total	$8,987	44,709	$201	4	$180

Grand Total	$39,428	213,820	$184	18	$175
Note: Totals may not foot due to rounding differences.

(1) Turn-Key Flex activity includes $7 million of power expansions not associated with any additional rentable square footage.
(2) Based on quarterly average exchange rates during the three months ended March 31, 2016.

Investment Activity

As previously announced, during the first quarter of 2016, Digital Realty closed on the sale of 47700 Kato Road and 1055 Page Avenue, two adjacent non-data center properties totaling 199,000 square feet in Fremont, CA for $37.5 million, or $188 per square foot. The properties were 100% leased and generated cash net operating income of approximately $2.7 million in 2015, representing a cap rate of 7.2%. The sale generated net proceeds of $35.8 million, and Digital Realty recognized a gain on the sale of $1.1 million in the first quarter of 2016.

Balance Sheet
Digital Realty had approximately $6.2 billion of total debt outstanding as of March 31, 2016, comprised of $5.9 billion of unsecured debt and approximately $0.3 billion of secured debt. At the end of the first quarter of 2016, net debt-to-adjusted EBITDA was 5.3x, debt-plus-preferred-to-total enterprise value was 36.2% and fixed charge coverage was 3.4x.
Subsequent to the end of the quarter, the company closed an eight-year, €600 million bond offering at an all-in coupon of 2.625%.

Earnings Release	Financial Supplement
First Quarter 2016

2016 Outlook
Digital Realty raised its 2016 core FFO per share outlook from $5.45 - $5.60 to $5.55 - $5.65. The assumptions underlying this guidance are summarized in the following table.

	Jan. 4, 2016	Feb. 25, 2016	Apr. 28, 2016
Top-Line and Cost Structure
2016 total revenue	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion
2016 net non-cash rent adjustments (1)	$10 - $20 million	$10 - $20 million	$10 - $20 million
2016 adjusted EBITDA margin	55.0% - 57.0%	55.0% - 57.0%	55.5% - 57.5%
2016 G&A margin	7.0% - 7.5%	7.0% - 7.5%	6.5% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	N/A	Flat	Flat
GAAP basis	N/A	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	N/A	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	N/A	0.0% - 3.0%	1.0% - 4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	$1.40 - $1.48	$1.38 - $1.45
U.S. Dollar / Euro	N/A	$1.02 - $1.07	$1.05 - $1.10

External Growth
Dispositions
Dollar volume	$0 - $200 million	$38 - $200 million	$38 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$750 - $900 million	$750 - $900 million	$750 - $900 million
Average stabilized yields	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million	$20 - $25 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion
Pricing	3.00% - 5.00%	3.00% - 5.00%	2.50% - 3.50%
Timing	Mid 2016	Mid 2016	Early-to-mid 2016

Funds From Operations / share (NAREIT-Defined)	$5.35 - $5.45	$5.35 - $5.45	$5.45 - $5.50
Adjustments for non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15
Core Funds From Operations / share	$5.45 - $5.60	$5.45 - $5.60	$5.55 - $5.65
Foreign currency translation adjustments	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10
Constant-Currency Core FFO / share	$5.50 - $5.70	$5.50 - $5.70	$5.60 - $5.75

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2014 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

Note: In an effort to present 2016 same-capital results on a basis comparable to 2015, projected Net Operating Income (NOI) includes intercompany activity related to legacy Telx leases at properties owned as of December 31, 2014 that meet the same-capital definition. The intercompany activity will be eliminated to arrive at consolidated financial results.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, Cash NOI, and fixed charge coverage ratio are included as an attachment to this press release.

Earnings Release	Financial Supplement
First Quarter 2016

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's first quarter 2016 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 8994685 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until May 28, 2016. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10083613. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 1,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
+1 (415) 738-6500

John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2016

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Rental revenues	$371,128	$365,827	$336,679	$329,213	$317,804
Tenant reimbursements - Utilities	58,955	60,800	70,148	62,305	59,764
Tenant reimbursements - Other	25,263	30,190	25,336	25,267	26,065
Interconnection & other	46,963	41,746	1,651	1,463	1,362
Fee income	1,799	1,880	1,595	1,549	1,614
Other	91	—	580	498	—
Total Operating Revenues	$504,199	$500,443	$435,989	$420,295	$406,609

Utilities	$69,917	$70,758	$73,887	$64,669	$62,970
Rental property operating	54,109	52,563	35,254	34,954	33,663
Repairs & maintenance	30,143	32,063	31,301	29,895	27,908
Property taxes	27,331	28,472	19,953	20,900	23,263
Insurance	2,412	2,360	2,140	2,154	2,155
Change in fair value of contingent consideration	—	—	(1,594)	352	(43,034)
Depreciation & amortization	169,016	172,956	136,974	131,524	129,073
General & administrative	29,808	29,862	26,431	24,312	19,798
Severance-related accrual, equity acceleration, and legal expenses	1,448	6,125	(3,676)	1,301	1,396
Transaction expenses	1,900	3,099	11,042	3,166	93
Other expenses	(1)	60,914	51	(6)	(16)
Total Operating Expenses	$386,083	$459,172	$331,763	$313,221	$257,269

Operating Income (Loss)	$118,116	$41,271	$104,226	$107,074	$149,340

Equity in earnings of unconsolidated joint ventures	$4,078	$3,321	$4,169	$3,383	$4,618
Gain (loss) on sale of property	1,097	322	(207)	76,669	17,820
Interest and other income	(624)	498	(358)	(231)	(2,290)
Interest (expense)	(57,261)	(61,717)	(48,138)	(46,114)	(45,466)
Tax (expense)	(2,109)	(268)	(1,850)	(2,636)	(1,697)
Loss from early extinguishment of debt	(964)	—	—	(148)	—
Net Income (Loss)	$62,333	($16,573)	$57,842	$137,997	$122,325

Net (income) loss attributable to noncontrolling interests	(784)	590	(864)	(2,486)	(2,142)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$61,549	($15,983)	$56,978	$135,511	$120,183

Preferred stock dividends	(22,424)	(24,056)	(18,456)	(18,456)	(18,455)

Net Income (Loss) Available to Common Stockholders	$39,125	($40,039)	$38,522	$117,055	$101,728

Weighted-average shares outstanding - basic	146,565,564	145,561,559	135,832,503	135,810,060	135,704,525
Weighted-average shares outstanding - diluted	147,433,194	145,561,559	138,259,936	136,499,004	136,128,800
Weighted-average fully diluted shares and units	149,915,428	149,100,083	139,192,198	139,256,470	138,831,268

Net income (loss) per share - basic	$0.27	($0.28)	$0.28	$0.86	$0.75
Net income (loss) per share - diluted	$0.27	($0.28)	$0.28	$0.86	$0.75

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2016

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Net Income (Loss) Available to Common Stockholders	$39,125	($40,039)	$38,522	$117,055	$101,728
Adjustments:
Noncontrolling interests in operating partnership	663	(708)	747	2,377	2,026
Real estate related depreciation & amortization (1)	166,912	170,095	135,613	130,198	127,823
Unconsolidated JV real estate related depreciation & amortization	2,803	2,867	2,761	3,187	2,603
(Gain) loss on sale of property	(1,097)	(322)	207	(76,669)	(17,820)
(Gain) on settlement of pre-existing relationship with Telx (2)	—	(14,355)	—	—	—
Funds From Operations	$208,406	$117,538	$177,850	$176,148	$216,360

Funds From Operations - diluted	$208,406	$117,538	$177,850	$176,148	$216,360

Weighted-average shares and units outstanding - basic	149,048	148,388	138,468	138,568	138,407
Weighted-average shares and units outstanding - diluted (3)	149,915	149,100	139,192	139,257	138,831

Funds From Operations per share - basic	$1.40	$0.79	$1.28	$1.27	$1.56

Funds From Operations per share - diluted (3)	$1.39	$0.79	$1.28	$1.26	$1.56

Reconciliation of FFO to Core FFO	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Funds From Operations - diluted	$208,406	$117,538	$177,850	$176,148	$216,360
Termination fees and other non-core revenues (4)	(91)	—	(580)	(313)	1,573
Transaction expenses	1,900	3,099	11,042	3,166	93
Loss from early extinguishment of debt	964	—	—	148	—
Change in fair value of contingent consideration (5)	—	—	(1,594)	352	(43,034)
Severance-related accrual, equity acceleration, and legal expenses (6)	1,448	6,125	(3,676)	1,301	1,396
Bridge facility fees (7)	—	3,903	—	—	—
Other non-core expense adjustments (8)	(1)	75,269	51	(29)	(30)
Core Funds From Operations - diluted	$212,626	$205,934	$183,093	$180,773	$176,358

Weighted-average shares and units outstanding - diluted (3)	149,915	149,100	139,192	139,257	138,831

Core Funds From Operations per share - diluted (3)	$1.42	$1.38	$1.32	$1.30	$1.27

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Depreciation & amortization per income statement	$169,016	$172,956	$136,974	$131,524	$129,073
Non-real estate depreciation	(2,104)	(2,861)	(1,361)	(1,326)	(1,250)

Real Estate Related Depreciation & Amortization	$166,912	$170,095	$135,613	$130,198	$127,823

(2)	Included in Other expenses on the Income Statement, offset by the write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million.

(3)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(4)	Includes lease termination fees and certain other adjustments that are not core to our business.

(5)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(6)	Relates to severance and other charges related to the departure of company executives. For the quarter ended December 31, 2015, includes integration-related severance of $6.1 million.

(7)	Bridge facility fees included in interest expense.

(8)
For the quarter ended December 31, 2015, includes write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million. Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2016

Reconciliation of Core FFO to AFFO	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Core FFO available to common stockholders and unitholders	$212,626	$205,934	$183,093	$180,773	$176,358
Adjustments:
Non-real estate depreciation	2,104	2,861	1,361	1,326	1,250
Amortization of deferred financing costs	2,260	2,121	2,076	2,069	2,216
Amortization of debt discount/premium	647	611	557	546	582
Non-cash stock-based compensation expense	3,420	604	3,831	4,518	2,795
Straight-line rent revenue	(7,456)	(9,530)	(13,579)	(14,499)	(13,369)
Straight-line rent expense	5,655	5,698	80	92	74
Above- and below-market rent amortization	(2,266)	(2,479)	(2,174)	(2,359)	(2,324)
Non-cash tax expense	637	(757)	680	1,066	557
Capitalized leasing compensation (1)	(2,695)	(2,563)	(2,581)	(2,044)	(3,028)
Recurring capital expenditures (2)	(21,064)	(35,386)	(14,716)	(23,708)	(18,066)
Capitalized internal leasing commissions	(2,024)	(1,460)	(907)	(888)	(826)

AFFO available to common stockholders and unitholders - basic (3)	$191,844	$165,654	$157,721	$146,892	$146,220

Weighted-average shares and units outstanding - basic	149,048	148,388	138,468	138,568	138,407
Weighted-average shares and units outstanding - diluted (4)	149,915	149,100	139,192	139,257	138,831

AFFO available to common stockholders and unitholders - basic	$191,844	$165,654	$157,721	$146,892	$146,220

AFFO available to common stockholders and unitholders - diluted	$191,844	$165,654	$157,721	$146,892	$146,220

AFFO per share - diluted (4)	$1.28	$1.11	$1.13	$1.05	$1.05

Dividends per share and common unit	$0.88	$0.85	$0.85	$0.85	$0.85

Diluted AFFO Payout Ratio	68.8%	76.5%	75.0%	80.6%	80.7%

	Three Months Ended
Share Count Detail	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Weighted Average Common Stock and Units Outstanding	149,048	148,388	138,468	138,568	138,407
Add: Effect of dilutive securities	867	712	724	689	424

Weighted Avg. Common Stock and Units Outstanding - diluted	149,915	149,100	139,192	139,257	138,831

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014). Capitalized leasing compensation for 2015 includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2016

	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15
Assets
Investments in real estate:
Real estate	$10,226,549	$10,066,936	$9,473,253	$9,353,820	$9,146,341
Construction in progress	720,363	664,992	570,598	646,012	735,544
Land held for future development	156,000	183,445	133,343	141,294	135,606
Investments in Real Estate	$11,102,912	$10,915,373	$10,177,194	$10,141,126	$10,017,491
Accumulated depreciation & amortization	(2,380,400)	(2,251,268)	(2,137,631)	(2,033,289)	(1,962,966)
Net Investments in Properties	$8,722,512	$8,664,105	$8,039,563	$8,107,837	$8,054,525
Investment in unconsolidated joint ventures	106,008	106,107	103,703	103,410	103,475
Net Investments in Real Estate	$8,828,520	$8,770,212	$8,143,266	$8,211,247	$8,158,000

Cash and cash equivalents	$31,134	$57,053	$22,998	$49,989	$30,969
Accounts and other receivables (1)	180,456	177,398	157,994	126,734	112,995
Deferred rent	412,579	403,327	475,796	467,262	455,834
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,368,340	1,391,659	405,824	424,229	434,917
Acquired above-market leases, net	30,107	32,698	30,617	33,936	34,757
Goodwill	330,664	330,664	—	—	—
Restricted cash	19,599	18,009	12,500	18,557	18,294
Assets associated with real estate held for sale	145,087	180,139	173,461	171,990	81,667
Other assets	75,489	54,904	49,384	51,862	52,750

Total Assets	$11,421,975	$11,416,063	$9,471,840	$9,555,806	$9,380,183

Liabilities and Equity
Global unsecured revolving credit facility	$677,868	$960,271	$682,648	$770,481	$820,798
Unsecured term loan	1,566,185	923,267	937,198	959,982	940,962
Unsecured senior notes, net of discount	3,662,753	3,712,569	2,794,783	2,834,070	2,651,584
Mortgage loans, net of premiums	249,923	302,930	304,777	374,090	376,324
Accounts payable and other accrued liabilities	570,653	608,343	513,555	516,232	523,948
Accrued dividends and distributions	—	126,925	—	—	—
Acquired below-market leases	96,475	101,114	88,632	94,312	97,234
Security deposits and prepaid rent	147,934	138,347	107,704	109,005	108,244
Liabilities associated with assets held for sale	4,974	5,795	6,892	7,441	3,228
Total Liabilities	$6,976,765	$6,879,561	$5,436,189	$5,665,613	$5,522,322

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,014	242,014	241,683	—	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (7)	1,459	1,456	1,351	1,351	1,350
Additional paid-in capital	4,659,484	4,655,220	3,977,945	3,974,398	3,967,846
Dividends in excess of earnings	(1,440,028)	(1,350,089)	(1,185,633)	(1,108,701)	(1,110,298)
Accumulated other comprehensive (loss) income, net	(104,252)	(96,590)	(87,988)	(67,324)	(91,562)
Total Stockholders' Equity	$4,406,798	$4,500,132	$3,995,479	$3,847,845	$3,815,457

Noncontrolling Interests
Noncontrolling interest in operating partnership	$31,648	$29,612	$33,411	$35,577	$35,596
Noncontrolling interest in consolidated joint ventures	6,764	6,758	6,761	6,771	6,808

Total Noncontrolling Interests	$38,412	$36,370	$40,172	$42,348	$42,404

Total Equity	$4,445,210	$4,536,502	$4,035,651	$3,890,193	$3,857,861

Total Liabilities and Equity	$11,421,975	$11,416,063	$9,471,840	$9,555,806	$9,380,183

(1)	Net of allowance for doubtful accounts of $3,913 and $5,844 as of March 31, 2016 and December 31, 2015, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

(7)	Common Stock: 146,797,648 and 146,384,247 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2016

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$300,907
Turn-Key Flex® (4)	584,091
Powered Base Building® (4)	181,961
Colo & Non-tech (4)	76,198
Leased Internet Gateway	113,226
less: Partners' share of consolidated JVs	(547)
Dispositions & expirations	(18,612)
1Q16 carry-over & remaining FY16 backlog Cash NOI (stabilized) (5)	47,007
Total Consolidated Cash NOI, Annualized	$1,284,232

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$24,068
Powered Base Building®	8,615
Total Unconsolidated Cash NOI, Annualized	$32,683

Other Income
Development and Management Fees (net), Annualized	$7,196

Other Assets
Pre-stabilized inventory, at cost (6)	$183,690
Land held for development	156,000
Development CIP (7)	720,363
less: Investment associated with FY16 Backlog NOI	(187,830)
Cash and cash equivalents	31,134
Restricted cash	19,599
Accounts and other receivables, net	180,456
Other assets	75,489
less: Partners' share of consolidated JV assets	(94)
Total Other Assets	$1,178,807

Liabilities
Global unsecured revolving credit facility	$691,161
Unsecured term loan	1,573,376
Unsecured senior notes	3,705,200
Mortgage loans, excluding premiums	249,702
Accounts payable and other accrued liabilities (8)	570,653
Security deposits and prepaid rents	147,934
Liabilities associated with assets held for sale	4,974
Backlog NOI cost to complete (9)	123,329
Preferred stock, at liquidation value	1,335,000
Digital Realty's share of unconsolidated JV debt	136,804
Total Liabilities	$8,538,133

Diluted Shares and Units Outstanding	150,261

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated JV properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see page 47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 1Q16 Cash NOI of $1,256.4 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY16. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	Includes Digital Realty's share of cost at unconsolidated JV properties.

(7)	See page 36 for further details on the breakdown of the CIP balance.

(8)	Includes net deferred tax liability of approximately $130.0 million.

(9)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited and in Thousands	First Quarter 2016

	As of March 31, 2016
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$691,161
Deferred financing costs, net		(13,293)
Total Global Unsecured Revolving Credit Facility		$677,868	11%	0.990%

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	January 15, 2021	$870,551		1.781%	1.945%
Unhedged variable rate portion of 5-year term loan	January 15, 2021	402,825		2.302%
Hedged variable rate portion of 7-year term loan	January 15, 2023	300,000		1.986%	2.985%
Deferred financing costs, net		(7,191)
Total Unsecured Term Loan		$1,566,185	25%	1.954%	2.234%

Prudential Unsecured Senior Notes
Series E	January 20, 2017	$50,000		5.730%
Total Prudential Unsecured Senior Notes		$50,000	1%

Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	430,800		4.750%
4.250% notes due 2025	January 17, 2025	574,400		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(17,118)
Deferred financing costs, net		(25,329)
Total Senior Notes		$3,612,753	58%

Total Unsecured Senior Notes		$3,662,753	59%

Mortgage Loans
34551 Ardenwood Boulevard	November 11, 2016	$50,251		5.950%
2334 Lundy Place	November 11, 2016	36,549		5.955%
1100 Space Park Drive	December 11, 2016	50,195		5.886%
2045 & 2055 Lafayette Street	February 6, 2017	61,143		5.927%
150 South First Street	February 6, 2017	48,266		6.300%
731 East Trade Street	July 1, 2020	3,298		8.220%
Unamortized net premiums		404
Deferred financing costs, net		(183)
Total Mortgage Loans		$249,923	4%

Total Indebtedness		$6,156,729	100%

Debt Summary
Total unhedged variable rate debt		$1,093,986	18%
Total fixed rate / hedged variable rate debt		5,125,453	82%
Total Consolidated Debt		$6,219,439	100%		3.604% (2)

Global Unsecured Revolving Credit Facility Detail as of March 31, 2016
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,041,086	$1,339,434	$691,161

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $10.5 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	First Quarter 2016

	As of March 31, 2016
	Interest Rate	2016	2017	2018	2019	2020	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	—	$691,161	$691,161
Total Global Unsecured Revolving Credit Facility	0.990%	—	—	—	—	—	$691,161	$691,161

Unsecured Term Loan
Hedged variable rate portion of 5 year term loan	1.945%	—	—	—	—	—	$870,551	$870,551
Unhedged variable rate portion of 5 year term loan	2.302%	—	—	—	—	—	402,825	402,825
Hedged variable rate portion of 7 year term loan	2.985%	—	—	—	—	—	300,000	300,000
Total Unsecured Term Loan	2.234% (2)	—	—	—	—	—	$1,573,376	$1,573,376

Prudential Unsecured Senior Notes
Series E	5.730%	—	$50,000	—	—	—	—	$50,000
Total Prudential Unsecured Senior Notes	5.730%	—	$50,000	—	—	—	—	$50,000

Senior Notes
5.875% notes due 2020	5.875%	—	—	—	—	$500,000	—	$500,000
3.400% notes due 2020	3.400%	—	—	—	—	500,000	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	—	$400,000	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	430,800	430,800
4.250% notes due 2025	4.250%	—	—	—	—	—	574,400	574,400
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.494%	—	—	—	—	$1,000,000	$2,655,200	$3,655,200

Mortgage Loans
34551 Ardenwood Boulevard	5.950%	$50,251	—	—	—	—	—	$50,251
2334 Lundy Place	5.955%	36,549	—	—	—	—	—	36,549
1100 Space Park Drive	5.886%	50,195	—	—	—	—	—	50,195
2045 & 2055 Lafayette Street	5.927%	890	60,253	—	—	—	—	61,143
150 South First Street	6.300%	660	47,606	—	—	—	—	48,266
731 East Trade Street	8.220%	381	546	593	644	1,133	—	3,298
Total Mortgage Loans	6.030%	$138,927	$108,405	$593	$644	$1,133	—	$249,702

Total unhedged variable rate debt		—	—	—	—	—	$1,093,986	$1,093,986
Total fixed rate / hedged variable rate debt		138,927	158,405	593	644	1,001,133	3,825,751	5,125,453

Total Debt	3.604%	$138,927	$158,405	$593	$644	$1,001,133	$4,919,737	$6,219,439

Weighted Average Interest Rate		5.928%	5.978%	—	—	4.649%	3.250%	3.604%

Summary

Weighted Average Term to Initial Maturity								5.6 Years

Weighted Average Maturity (assuming exercise of extension options)								5.7 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.
Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2016

	As of March 31, 2016
	5.875% Notes due 2020 5.250% Notes due 2021		3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)

Total outstanding debt / total assets (2)	Less than 60%	46%	42%	Less than 60% (3)	37%
Secured debt / total assets (4)	Less than 40%	2%	2%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	221%	239%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.4 x	4.4 x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.5 x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.9 x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015 which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2016

Stabilized ("Same-Capital") portfolio (1)

Note: In an effort to make 2016 and 2015 Same-Capital results comparable, Net Operating Income (NOI) results for the three months ended March 31, 2016 are shown prior to Telx-related eliminations that were completed in arriving at our consolidated financial results.  In addition, because Telx was not owned for the first nine months of 2015, Telx's contribution to DLR’s consolidated NOI for the three months ended March 31, 2016 and three months ended December 31, 2015 are excluded from the analysis.

	Three Months Ended
	31-Mar-16	31-Mar-15	% Change	31-Dec-15	% Change
Rental revenues	$213,408	$209,562	1.8%	$215,353	(0.9%)
Tenant reimbursements - Utilities	34,147	35,861	(4.8%)	35,806	(4.6%)
Tenant reimbursements - Other	17,060	17,377	(1.8%)	21,530	(20.8%)
Interconnection & other	1,465	1,186	23.5%	1,515	(3.3%)
Total Revenue	$266,080	$263,986	0.8%	$274,204	(3.0%)

Utilities	$35,554	$37,264	(4.6%)	$36,980	(3.9%)
Rental property operating	20,433	20,696	(1.3%)	21,382	(4.4%)
Repairs & maintenance	16,528	16,548	(0.1%)	18,405	(10.2%)
Property taxes	15,782	15,229	3.6%	16,782	(6.0%)
Insurance	1,522	1,464	4.0%	1,472	3.4%
Total Expenses	$89,819	$91,201	(1.5%)	$95,021	(5.5%)

Net Operating Income (2)	$176,261	$172,785	2.0%	$179,183	(1.6%)

Less:
Stabilized straight-line rent	$2,254	$5,386	(58.2%)	$3,723	(39.5%)
Above and below market rent	2,543	2,993	(15.0%)	2,857	(11.0%)
Cash Net Operating Income (3)	$171,464	$164,406	4.3%	$172,603	(0.7%)

Stabilized Portfolio occupancy at period end (4)	93.0%	94.2%	(1.2)%	93.1%	(0.1)%

(1)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 47.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see page 47.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2016	First Quarter 2016

	Turn-Key Flex® (8)		Powered Base Building® (9)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM

Number of leases (3)	32	159	—	2	146	304	—	—	9	36	187	501
Rentable Square Feet Leased (4)	149,958	750,559	—	—	22,904	49,347	—	—	40,958	76,093	213,820	875,999
Initial stabilized cash rent per square foot	$205	$162	—	—	$265	$279		—	$22	$22	$177	$157
GAAP base rent per square foot (5)	$216	$172	—	—	$265	$279		—	$23	$24	$184	$166
Leasing cost per square foot	$40	$37	—	—	$47	$49		—	$36	$23	$40	$36
Weighted Average Lease Term (years)	5.8	6.4	—	2.2	2.2	2.7	—	—	7.3	6.7	5.8	6.3

Net Effective Leasing Economics (6)
Base Rent	$220	$174	—	—	$267	$282	—	—	$24	$24	$188	$169
Rental Concessions	$4	$2	—	—	$2	$3	—	—	$1	—	$3	$2
Estimated Opex	$40	$31	—	—	$89	$82	—	—	$6	$8	$39	$32
Net Rent	$176	$141	—	—	$176	$197	—	—	$18	$16	$146	$134

Tenant Improvements	$1	$2	—	—	—	—	—	—	$3	$2	$1	$2
Leasing Commissions	$6	$4	—	—	$26	$23	—	—	$2	$1	$7	$5
Net Effective Rent	$169	$135	—	—	$151	$174	—	—	$13	$12	$137	$127

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM
Number of leases (3)	32	70	4	16	233	459	N/A	N/A	8	30	277	575
Rentable Square Feet Renewed (4)	138,698	360,145	106,053	644,611	65,093	123,332	N/A	N/A	5,849	262,705	315,693	1,390,793
Expiring cash rent per square foot	$182	$156	$39	$24	$290	$309	N/A	N/A	$53	$20	$154	$83
Renewed cash rent per square foot	$184	$158	$37	$27	$305	$324	N/A	N/A	$49	$19	$157	$86
Cash Rental Rate Change	1.2%	1.3%	(6.0%)	10.0%	5.4%	4.9%	N/A	N/A	(8.2%)	(4.5%)	2.1%	3.4%

Expiring GAAP base rent per square foot (5)	$158	$144	$36	$21	$289	$307	N/A	N/A	$52	$19	$142	$78
Renewed GAAP base rent per square foot (5)	$191	$162	$40	$28	$306	$325	N/A	N/A	$50	$20	$161	$88
GAAP Base Rental Rate Change	20.3%	12.6%	12.3%	32.7%	5.7%	5.7%	N/A	N/A	(4.3%)	4.8%	13.3%	12.4%

Leasing cost per square foot	$5	$4	$6	$2	$1	$1	N/A	N/A	$1	$9	$5	$4
Weighted Average Lease Term (years)	3.6	3.3	6.4	5.4	1.5	1.5	N/A	N/A	3.2	10.0	4.2	5.4

Retention Ratio (7)	67.7%	69.3%	63.2%	67.7%	75.6%	73.4%	N/A	N/A	15.0%	81.2%	63.4%	70.8%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	Turn-Key Flex activity includes $7 million of power expansions not associated with any additional rentable square footage.

(9)	LTM PBB includes reservation rent on future commencement, support space rent and generator space rent.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended March 31, 2016	First Quarter 2016

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM

Number of leases (3)	28	157	—	3	165	375	—	8	7	33	200	576
Rentable Square Feet Leased (4)	152,326	750,636	—	45,122	22,726	33,563	—	117,359	14,918	250,317	189,970	1,196,997
Initial stabilized cash rent per square foot	$158	$146	—	$70	$326	$373		$143	$20	$16	$167	$122
GAAP base rent per square foot (5)	$169	$156	—	$73	$326	$373		$137	$21	$17	$177	$128
Leasing cost per square foot	$64	$47	—	$1	$41	$51		$38	$9	$26	$57	$40
Weighted Average Lease Term (years)	6.6	6.6	—	3.3	1.9	1.9	—	6.4	3.9	9.4	6.1	7.0

Net Effective Leasing Economics (6)
Base Rent	$172	$158	—	$73	$324	$373	—	$150	$21	$18	$178	$131
Rental Concessions	$2	$2	—	—	$4	$5	—	$12	—	$1	$2	$3
Estimated Opex	$26	$31	—	—	$129	$129	—	$28	$4	$2	$37	$26
Net Rent	$143	$125	—	$73	$191	$239	—	$110	$17	$15	$139	$102

Tenant Improvements	$4	$1	—	—	—	—	—	—	$1	$1	$3	$1
Leasing Commissions	$5	$3	—	$1	$27	$47	—	$6	$1	$2	$7	$4
Net Effective Rent	$134	$120	—	$72	$164	$191	—	$103	$15	$12	$128	$96

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM	1Q16	LTM
Number of leases (3)	30	68	4	17	244	459	N/A	N/A	9	30	287	574
Rentable Square Feet Renewed (4)	126,668	348,115	106,053	734,767	67,922	113,009	N/A	N/A	5,992	262,705	306,635	1,458,596
Expiring cash rent per square foot	$174	$153	$39	$26	$288	$315	N/A	N/A	$53	$20	$151	$78
Renewed cash rent per square foot	$177	$155	$37	$28	$304	$330	N/A	N/A	$49	$19	$154	$80
Cash Rental Rate Change	1.3%	1.4%	(6.0%)	9.0%	5.4%	4.6%	N/A	N/A	(7.9%)	(4.5%)	2.3%	3.4%

Expiring GAAP base rent per square foot (5)	$152	$141	$36	$23	$288	$315	N/A	N/A	$52	$19	$140	$73
Renewed GAAP base rent per square foot (5)	$181	$157	$40	$31	$304	$331	N/A	N/A	$50	$20	$157	$82
GAAP Base Rental Rate Change	19.6%	11.8%	12.3%	31.4%	5.7%	5.1%	N/A	N/A	(4.2%)	4.8%	12.5%	12.4%

Leasing cost per square feet	$6	$4	$6	$2	—	$1	N/A	N/A	$1	$9	$5	$4
Weighted Average Lease Term (years)	3.4	3.2	6.4	6.0	1.5	1.5	N/A	N/A	3.2	10.0	4.1	5.8

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Turn-Key Flex activity includes $1 million of power expansions not associated with any additional rentable square footage.

(8)	LTM PBB includes reservation rent on future commencement, support space rent and generator space rent.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2016

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,039,236	9.6%
Month to Month (3)	259,113	1.2%	$33,864	2.3%	$131	$132	$34,184
2016	814,014	3.8%	120,848	8.2%	148	148	120,848
2017	1,705,596	8.0%	149,397	10.2%	88	89	151,637
2018	1,758,777	8.3%	170,650	11.6%	97	100	176,684
2019	2,563,279	12.0%	219,115	14.9%	85	92	236,679
2020	2,276,940	10.7%	188,048	12.8%	83	91	207,780
2021	1,888,965	8.9%	113,189	7.7%	60	67	126,641
2022	1,578,057	7.4%	94,589	6.4%	60	69	108,372
2023	959,520	4.5%	71,097	4.8%	74	88	84,397
2024	1,177,898	5.5%	88,935	6.1%	76	92	107,949
2025	1,154,801	5.4%	71,473	4.9%	62	78	89,537
Thereafter	3,115,103	14.7%	148,988	10.1%	48	65	201,686

Total / Wtd. Avg.	21,291,299	100.0%	$1,470,192	100.0%	$76	$86	$1,646,394

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,039,236	9.6%	—	—
2,500 or less	1,254,582	5.9%	$213,270	14.5%
2,501 - 10,000	2,340,582	11.0%	262,550	17.9%
10,001 - 20,000	3,941,419	18.5%	439,622	29.9%
20,001 - 40,000	3,125,704	14.7%	251,787	17.1%
40,001 - 100,000	4,314,010	20.3%	183,409	12.5%
Greater than 100,000	4,275,767	20.0%	119,554	8.1%

Total / Wtd. Avg.	21,291,299	100.0%	$1,470,192	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2016 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2016

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	518,629	—	—	—	—	—
Month to Month (3)	71,420	$7,584	0.5%	$106	$106	$7,591
2016	245,997	36,557	2.5%	149	149	36,557
2017	528,448	84,383	5.7%	160	164	86,486
2018	774,424	113,938	7.7%	147	153	118,846
2019	913,353	152,902	10.4%	167	183	167,220
2020	1,029,458	142,673	9.7%	139	154	158,304
2021	533,882	82,031	5.6%	154	173	92,289
2022	410,679	62,397	4.2%	152	174	71,531
2023	428,003	59,451	4.0%	139	168	71,836
2024	381,192	56,333	3.8%	148	183	69,835
2025	399,046	43,423	3.0%	109	139	55,511
Thereafter	587,395	66,824	4.4%	114	155	91,163
Total / Wtd. Avg.	6,821,926	$908,496	61.5%	$144	$163	$1,027,169

Powered Base Building®
Available	483,629	—	—	—	—	—
Month to Month (3)	86,409	$1,793	0.1%	$21	$24	$2,107
2016	257,700	6,966	0.5%	27	27	6,965
2017	549,749	6,672	0.5%	12	12	6,741
2018	723,196	25,660	1.7%	35	37	26,591
2019	1,276,956	49,686	3.4%	39	41	52,604
2020	825,192	28,376	1.9%	34	38	31,579
2021	856,363	19,969	1.4%	23	26	22,260
2022	918,329	27,739	1.9%	30	35	31,798
2023	420,923	9,246	0.6%	22	25	10,520
2024	513,390	21,702	1.5%	42	52	26,778
2025	607,194	24,035	1.6%	40	48	29,315
Thereafter	1,735,180	71,810	4.9%	41	57	98,545
Total / Wtd. Avg.	9,254,210	$293,654	20.0%	$33	$39	$345,803

Colocation
Available	416,652	—	—	—	—	—
Month to Month (3)	87,309	$23,343	1.6%	$267	$267	$23,343
2016	265,261	75,973	5.2%	286	286	75,973
2017	161,056	46,844	3.2%	291	291	46,844
2018	122,254	26,469	1.8%	217	217	26,469
2019	50,766	11,146	0.8%	220	220	11,146
2020	81,508	8,533	0.6%	105	105	8,533
2021	21,351	4,308	0.3%	202	202	4,308
2022	36	54	—	1,504	1,504	54
2023	285	56	—	196	196	56
2024	51,978	6,488	0.4%	125	125	6,488
2025	404	86	—	213	213	86
Thereafter	54,204	3,128	0.2%	58	58	3,129
Total / Wtd. Avg.	1,313,064	$206,427	14.1%	$230	$230	$206,428

Non-Technical
Available	620,326	—	—	—	—	—
Month to Month (3)	13,975	$1,144	0.1%	$82	$82	$1,144
2016	45,056	1,353	0.1%	30	30	1,353
2017	466,343	11,498	0.8%	25	25	11,567
2018	138,903	4,583	0.3%	33	34	4,778
2019	322,204	5,381	0.4%	17	18	5,709
2020	340,782	8,466	0.6%	25	27	9,365
2021	477,370	6,881	0.5%	14	16	7,783
2022	249,014	4,399	0.3%	18	20	4,990
2023	110,308	2,343	0.2%	21	18	1,985
2024	231,338	4,412	0.3%	19	21	4,848
2025	148,157	3,929	0.3%	27	31	4,626
Thereafter	738,324	7,226	0.5%	10	12	8,847
Total / Wtd. Avg.	3,902,101	$61,615	4.4%	$19	$20	$66,995

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2016 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2016

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	IBM (3)	23	902,719	4.2%	$113,289	7.7%	68
2	CenturyLink, Inc. (4)	52	2,320,870	10.9%	89,603	6.1%	66
3	Equinix Operating Company, Inc.	14	1,167,146	5.5%	60,645	4.1%	135
4	Facebook, Inc.	9	196,981	0.9%	34,164	2.3%	32
5	AT&T	43	637,275	3.0%	31,948	2.2%	65
6	LinkedIn Corporation	4	279,997	1.3%	29,357	2.0%	104
7	Oracle America, Inc.	8	232,671	1.1%	28,672	2.0%	43
8	JPMorgan Chase & Co.	14	257,613	1.2%	28,356	1.9%	54
9	SunGard Availability Services LP	8	260,398	1.2%	22,580	1.5%	107
10	TATA Communications (UK)	15	193,560	0.9%	22,485	1.5%	73
11	Morgan Stanley Services Group Inc.	8	158,994	0.7%	21,485	1.5%	78
12	NTT Communications Company	14	227,402	1.1%	20,727	1.4%	67
13	Verizon Communications, Inc.	49	262,079	1.2%	20,107	1.4%	79
14	Rackspace US, Inc.	4	172,723	0.8%	19,716	1.3%	150
15	HP Enterprise Services	4	105,779	0.5%	19,166	1.3%	32
16	Navisite Europe Limited	4	122,245	0.6%	17,608	1.2%	95
17	Level 3	64	342,104	1.6%	17,121	1.2%	67
18	eBay Inc	2	102,202	0.5%	16,612	1.1%	30
19	Amazon	12	294,887	1.4%	14,018	1.0%	54
20	Expedia	1	80,182	0.4%	12,966	0.9%	42

	Total / Weighted Average		8,317,827	39.0%	$640,625	43.6%	78

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

(1)
Occupied square footage is calculated based on leases that commenced on or before March 31, 2016. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2016 multiplied by 12.

(3)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

(4)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

Portfolio Summary	Financial Supplement
As of March 31, 2016	First Quarter 2016

	As of
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Number of Properties (1)
Domestic (2)	94	95	88	88	89
International	32	30	30	30	27
Unconsolidated joint ventures (1)	14	14	14	14	14
Total	140	139	132	132	130

Number of Buildings
Domestic	146	147	140	139	140
International	37	35	35	35	31
Unconsolidated joint ventures	16	16	16	16	16
Total	199	198	191	190	187

Number of Metropolitan Areas
Domestic	19	19	19	19	20
International	12	12	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	32	32	33

Net Rentable Square Feet (3)
Domestic	17,881,686	17,915,786	16,945,581	16,823,303	17,221,342
International	3,092,233	3,111,685	3,095,548	3,063,244	3,005,619
Unconsolidated joint ventures	1,866,784	1,866,784	1,866,784	1,866,784	1,888,668
Total	22,840,703	22,894,255	21,907,913	21,753,331	22,115,629

Active Development Square Feet (4)
Domestic	1,152,080	974,783	1,047,416	828,884	1,066,850
International	609,915	367,877	337,899	322,415	156,388
Total	1,761,995	1,342,660	1,385,315	1,151,299	1,223,238

Space Held for Development (5)
Domestic	962,869	1,164,138	1,095,565	994,059	1,063,115
International	139,300	111,629	157,743	205,532	252,184
Unconsolidated joint ventures	71,974	71,974	71,974	71,974	—
Total	1,174,143	1,347,741	1,325,282	1,271,565	1,315,299

Portfolio occupancy (6)	90.9%	91.4%	93.0%	93.5%	92.1%
Digital Realty's share occupancy (7)	90.4%	90.9%	92.6%	93.2%	91.7%
Stabilized "same-capital" pool occupancy (8)	93.0%	93.1%	93.5%	94.3%	94.2%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	First Quarter 2016

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$808,085	$3,092	$811,177	48.9%
Powered Base Building®	202,742	2	202,744	12.2%
Colocation	27,453	8,851	36,304	2.2%
Non-technical	40,013	8	40,020	2.4%
Corporate Data Center Total	$1,078,293	$11,954	$1,090,246	65.7%

Internet Gateway Data Center
Turn-Key Flex®	$100,410	$1,704	$102,114	6.2%
Powered Base Building®	90,912	5	90,917	5.5%
Colocation	178,975	174,724	353,699	21.3%
Non-technical	11,097	4	11,101	0.7%
Internet Gateway Data Center Total	$381,394	$176,437	$557,831	33.7%

Non-Data Center
Non-technical	$10,505	—	$10,505	0.6%
Non-Data Center Total	$10,505	—	$10,505	0.6%

Total	$1,470,192	$188,391	$1,658,582	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2016, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	First Quarter 2016

Metropolitan Area	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	78.2	1,094,745	96.1%	1,051,659
Dallas	59.8	922,944	92.0%	849,359
Silicon Valley	46.9	515,138	94.6%	487,414
Phoenix	45.8	681,011	86.9%	591,801
New York	43.8	1,064,150	76.5%	814,152
Chicago	36.4	558,568	92.5%	516,785
San Francisco	24.3	446,029	76.8%	342,390
Boston	21.1	395,450	93.6%	370,158
Los Angeles	13.2	247,472	88.3%	218,528
Houston	12.6	155,060	86.0%	133,404
Other Metropolitan Areas	28.2	513,362	73.3%	376,546
Total North America	410.2	6,593,929	87.2%	5,752,198

London, United Kingdom	70.2	845,179	97.5%	823,749
Other Metropolitan Areas	12.2	203,034	87.3%	177,180
Total Europe	82.5	1,048,213	95.5%	1,000,929

Singapore	21.1	255,502	95.3%	243,587
Other Metropolitan Areas	16.6	237,346	85.5%	202,995
Total Asia / Pacific	37.6	492,848	90.6%	446,582

Total	530.3	8,134,989	88.5%	7,199,708

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-16	31-Dec-15	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	166,214	—	5,449	$48,687	84.6%	91.3%	6.4
365 S Randolphville Road	Data Center	292,909	—	58,539	31,298	99.7%	99.3%	10.8
60 Hudson Street (8)	Internet Gateway	158,585	—	—	23,817	53.5%	52.3%	1.8
3 Corporate Place	Data Center	276,931	—	—	20,348	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	18,376	92.8%	90.9%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	16,690	92.4%	91.5%	2.9
100 Delawanna Avenue	Data Center	183,144	—	—	8,825	69.3%	74.2%	4.0
32 Avenue of Americas (8)	Internet Gateway	119,415	—	13,087	8,515	58.4%	62.3%	2.1
2 Peekay Drive (8)	Data Center	86,907	—	132,434	8,345	74.9%	50.5%	3.8
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,366	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,869,034	—	350,585	$190,297	85.6%	84.9%	43.1

Dallas
2323 Bryan Street	Internet Gateway	453,656	—	23,568	$18,915	73.6%	74.7%	3.3
1232 Alma Road	Data Center	105,726	—	—	14,535	100.0%	100.0%	6.8
2440 Marsh Lane	Data Center	135,250	—	—	13,558	84.9%	83.7%	6.8
907 Security Row (10)	Data Center	102,388	36,062	—	13,280	96.0%	100.0%	8.4
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,198	96.5%	96.5%	—
900 Quality Way	Data Center	113,298	—	1,624	12,906	100.0%	100.0%	7.0
4849 Alpha Road	Data Center	125,538	—	—	12,114	100.0%	100.0%	4.5
4025 Midway Road	Data Center	93,386	—	7,204	10,697	98.3%	98.3%	4.4
850 East Collins	Data Center	121,366	—	—	9,729	72.9%	87.3%	6.9
950 East Collins	Data Center	121,286	—	—	9,430	100.0%	100.0%	7.2
400 S. Akard	Internet Gateway	269,563	—	—	8,719	95.4%	94.9%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,583	98.0%	98.0%	—
1215 Integrity Drive (11)	Data Center	61,750	56,126	—	4,201	96.8%	96.8%	3.4
8435 N Stemmons Freeway (8)	Data Center	34,901	—	—	3,775	68.4%	67.3%	1.3
904 Quality Way	Data Center	62,636	—	—	1,008	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
1210 Integrity Drive (12)	Data Center	—	339,441	—	—	—	—	—
Total		3,059,513	431,629	32,396	$155,352	92.1%	92.7%	59.8

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	339,162	16,182	37,367	$33,417	95.3%	100.0%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	269,227	15,236	—	32,941	99.5%	99.5%	19.8
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,606	100.0%	100.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,773	100.0%	100.0%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,832	96.6%	94.7%	6.9
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,272	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,617	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,120	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,759	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,042	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,271	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,515	100.0%	100.0%	—
44100 Digital Loudoun Plaza (Bldg J)	Data Center	34,681	180,139	—	1,973	55.5%	—	2.4
251 Exchange Place	Data Center	70,982	—	—	1,846	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,792	99.7%	100.0%	0.9
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,645	100.0%	100.0%	—
8100 Boone Boulevard (13)	Data Center	17,015	—	—	682	35.2%	34.1%	0.4
43780 Digital Loudoun Plaza (Bldg H)	Data Center	—	223,580	—	—	—	—	—
Total		2,069,945	435,137	49,317	$153,228	97.6%	99.0%	76.4

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-16	31-Dec-15	TKF & Colo IT Load (6)
Silicon Valley
2805 Lafayette Street (14)	Data Center	123,980	—	13,440	$16,891	98.0%	98.0%	9.3
1100 Space Park Drive	Internet Gateway	165,297	—	—	14,332	99.5%	99.5%	6.4
3011 Lafayette Street	Data Center	90,780	—	—	11,532	100.0%	100.0%	6.0
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,177	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,189	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,886	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,455	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,000	100.0%	100.0%	—
1725 Comstock Street	Data Center	39,643	—	—	7,538	100.0%	100.0%	3.4
150 South First Street	Data Center	179,761	—	—	7,475	97.2%	97.2%	—
1201 Comstock Street	Data Center	24,000	—	—	5,174	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,945	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,190	100.0%	100.0%	—
2820 Northwestern Parkway	Data Center	37,600	—	—	4,187	36.6%	29.2%	5.7
2403 Walsh Street	Data Center	103,940	—	—	2,593	100.0%	100.0%	—
Total		1,692,543	—	13,440	$128,564	98.1%	97.9%	46.9

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$82,792	97.4%	97.5%	18.6
9355 Grand Avenue	Data Center	156,294	95,206	—	18,128	85.6%	98.5%	10.2
9333 Grand Avenue	Data Center	109,826	—	7,689	10,568	85.7%	84.9%	6.8
600-780 S. Federal	Internet Gateway	142,301	—	19,264	8,621	87.0%	83.9%	0.8
9377 Grand Avenue	Data Center	—	176,730	—	—	—	—	—
Total		1,542,160	271,936	26,953	$120,109	94.4%	95.3%	36.4

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$64,850	86.8%	86.5%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	19,319	66.3%	67.1%	10.0
2055 East Technology Circle	Data Center	76,350	—	—	8,075	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$92,244	70.7%	70.8%	45.8

San Francisco
365 Main Street	Internet Gateway	226,981	—	—	$29,454	69.3%	68.8%	8.5
200 Paul Avenue 1-4	Internet Gateway	468,353	13,378	18,522	26,339	66.6%	78.1%	8.2
720 2nd Street	Data Center	121,220	—	—	14,830	84.8%	84.5%	7.6
360 Spear Street	Data Center	154,950	—	—	4,281	48.5%	48.5%	—
Total		971,504	13,378	18,522	$74,904	66.6%	72.1%	24.3

Atlanta
56 Marietta Street	Internet Gateway	152,650	—	—	$35,554	95.3%	96.5%	3.8
375 Riverside Parkway	Data Center	250,191	—	—	8,994	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,745	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,504	100.0%	100.0%	—
Total		1,050,728	—	—	$52,797	99.3%	99.5%	6.1

Boston
128 First Avenue	Data Center	274,750	—	—	$24,347	96.2%	96.2%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,159	91.5%	91.5%	5.1
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	5,529	81.8%	81.8%	2.1
105 Cabot Street	Data Center	42,243	—	63,488	4,763	77.2%	77.2%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,104	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	807	100.0%	100.0%	—
Total		659,759	—	130,014	$51,709	91.7%	91.7%	21.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$23,925	89.8%	90.3%	6.0
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,498	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,835	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,810	100.0%	100.0%	—
Total		818,479	—	—	$40,068	91.6%	91.9%	13.2

Houston
Digital Houston	Data Center	404,799	—	22,722	$18,621	88.1%	88.1%	12.6
Total		404,799	—	22,722	$18,621	88.1%	88.1%	12.6

St. Louis
210 N Tucker Boulevard	Internet Gateway	258,268	—	77,778	$7,872	65.2%	65.2%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	5,456	93.6%	94.6%	—
Total		364,044	—	84,268	$13,328	73.5%	73.7%	3.9

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-16	31-Dec-15	TKF & Colo IT Load (6)
Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,518	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,015	100.0%	100.0%	—
Total		371,500	—	—	$10,533	95.6%	95.6%	—

Toronto, Canada
371 Gough Road	Data Center	56,917	26,456	14,403	$6,549	100.0%	100.0%	4.1
6800 Millcreek Drive	Data Center	83,758	—	—	2,189	100.0%	100.0%	—
Total		140,675	26,456	14,403	$8,738	100.0%	100.0%	4.1

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$4,139	42.8%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,920	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	661	82.8%	82.8%	0.3
Total		366,653	—	25,343	$7,778	88.7%	88.6%	4.6

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,053	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,899	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,952	100.0%	100.0%	1.4

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$5,931	81.1%	86.6%	4.5
Total		48,574	—	—	$5,931	81.1%	86.6%	4.5

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,202	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	431	22.2%	22.2%	—
Total		406,929	—	—	$5,633	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,656	80.1%	80.0%	0.4
2300 NW 89th Place	Data Center	64,174	—	—	736	100.0%	100.0%	—
Total		226,314	—	—	$5,392	85.8%	85.7%	0.4

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,542	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,433	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	1,380	99.9%	99.8%	0.1
Total		95,499	—	—	$4,355	100.0%	99.9%	1.0

Seattle
3433 S 120th Place (8)	Data Center	38,960	—	76,986	$807	41.4%	19.6%	2.4
Total		38,960	—	76,986	$807	41.4%	19.6%	2.4

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	391,825	29,532	58,643	$55,975	100.0%	100.0%	26.9
Watford (15)	Data Center	105,360	7,995	19,645	19,574	100.0%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,384	—	—	16,703	82.5%	89.5%	7.2
Croydon (16)	Data Center	120,000	—	—	14,913	100.0%	100.0%	7.9
Fountain Court	Data Center	87,498	23,821	20,452	12,577	88.2%	87.9%	6.7
Crawley	Data Center	66,248	65,902	—	8,673	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	7,949	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,348	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,871	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	282	100.0%	100.0%	—
Total		1,082,457	127,250	98,740	$148,865	97.5%	97.8%	70.2

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$17,939	96.4%	97.3%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,200	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,800	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	600	100.0%	100.0%	—
Total		546,914	—	—	$24,539	97.6%	98.2%	4.3

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$8,098	83.2%	82.9%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,667	100.0%	100.0%	—
Profile Park	Data Center	21,666	19,597	2,012	3,018	100.0%	91.4%	1.9
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,217	100.0%	100.0%	—
Total		286,166	19,597	2,012	$20,000	93.0%	92.2%	5.8

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-16	31-Dec-15	TKF & Colo IT Load (6)

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$5,561	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,783	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,377	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,209	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,154	100.0%	100.0%	—
De President Business Park	Data Center	—	157,338	—	—	—	—	—
Total		317,275	157,338	—	$15,084	100.0%	100.0%	2.2

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,798	100.0%	100.0%	—
Total		38,016	—	—	$1,798	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,589	100.0%	100.0%	—
Total		59,190	—	—	$1,589	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	360,908	9,592	—	$56,773	96.4%	96.4%	21.1
3 Loyang Way	Data Center	—	177,000	—	—	—	—	—
Total		360,908	186,592	—	$56,773	96.4%	96.4%	21.1

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$8,377	100.0%	71.6%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	69,437	—	24,145	7,701	91.5%	94.4%	4.3
Total		122,425	—	24,145	$16,078	95.2%	84.2%	7.2

Sydney
1-11 Templar Road (17)	Data Center	86,217	—	—	$10,367	77.2%	77.6%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,123	100.0%	100.0%	—
Total		138,207	—	—	$11,490	85.8%	86.1%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—%	—
Total		—	92,682	—	—	—	—%	—

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$3,681	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Solutions Parkway (18)	Technology Office	156,000	—	—	2,546	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,084	81.7%	74.9%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		724,922	—	—	$10,505	75.7%	74.4%	—

Consolidated Portfolio Total/Weighted Average		20,973,919	1,761,995	1,102,169	$1,453,061	90.5%	91.0%	525.0

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,556	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,425	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,281	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,007	100.0%	100.0%	—
Total		546,572	—	—	$25,269	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,326	—	71,974	$15,196	77.2%	77.2%	5.8
Total		114,326	—	71,974	$15,196	77.2%	77.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,349	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,343	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,249	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,060	100.0%	100.0%	—
Total		326,305	—	—	$12,001	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-16	31-Dec-15	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,451	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,762	100.0%	100.0%	—
Total		319,876	—	—	$7,213	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total / Weighted Average		1,415,415	—	71,974	$62,869	98.2%	98.2%	18.2

Managed Portfolio Total / Weighted Average		22,389,334	1,761,995	1,174,143	$1,515,930	91.0%	91.4%	543.1

Digital Realty Share Total / Weighted Average (19)		21,291,300	1,761,995	1,138,156	$1,470,192	90.4%	90.9%	530.3

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$39,304	94.6%	94.6%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,774	100.0%	100.0%	—
Total		451,369	—	—	$46,078	95.2%	95.2%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$46,078	95.2%	95.2%	—

Portfolio Total/Weighted Average		22,840,703	1,761,995	1,174,143	$1,562,008	90.9%	91.4%	543.1

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2016 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from Telx Acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Building formerly referred to as 1301 International Parkway.

(11)	Building formerly referred to as 1215 Datacenter Park.

(12)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(13)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building formerly referred to as The Chess Building.

(16)	Building formerly referred to as Unit B Prologis Park.

(17)	Building formerly referred to as 1-23 Templar Road.

(18)	Building formerly referred to as 1 Savvis Parkway.

(19)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2016

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	2	139,398	$8,134	$24,317	$32,451	2	132,538	13,600	$59,134	$88,315	$147,449	37.7%	4Q17			2	271,936	$67,268	$112,632	$179,900
Dallas	2	217,661	3,094	8,732	11,826	3	213,968	16,575	31,700	131,717	163,417	65.0%	2Q17			3	431,629	34,794	140,449	175,243
N. Virginia	3	345,247	27,015	29,523	56,538	2	89,890	8,000	51,417	24,971	76,388	51.1%	2Q16			4	435,137	78,432	54,494	132,926
San Francisco						1	13,378	1,200	424	13,888	14,312	100.0%	3Q16			1	13,378	424	13,888	14,312
Toronto	—	—	—	—	—	1	26,456	2,700	23,073	24,548	47,621	100.0%	3Q16			1	26,456	23,073	24,548	47,621
North America	7	702,306	$38,243	$62,572	$100,815	9	476,230	42,075	$165,748	$283,439	$449,187	57.7%		11.5%	10.7%	11	1,178,536	$203,991	$346,011	$550,002

Amsterdam	1	134,560	$12,525	26,360	$38,885	1	22,778	2,000	$2,505	$21,359	$23,864	—	1Q17			1	157,338	$15,030	$47,719	$62,749
Dublin	—	—	—	—	—	1	19,597	1,920	20,201	1,037	21,238	—	2Q16			1	19,597	20,201	1,037	21,238
London	—	—	—	—	—	4	127,250	9,270	79,894	48,169	128,063	68.6%	4Q16			4	127,250	79,894	48,169	128,063
Europe	1	134,560	12,525	26,360	38,885	6	169,625	13,190	$102,600	$70,565	$173,165	51.5%		10.7%	9.8%	6	304,185	$115,125	$96,925	$212,050

Osaka	1	43,382	$5,444	17,062	$22,506	1	49,300	4,800	$8,927	$60,323	$69,250	100.0%	4Q17			1	92,682	$14,371	$77,385	$91,756
Singapore	1	121,335	68,706	7,885	76,591	2	65,257	4,800	53,231	12,292	65,523	14.7%	2Q16			2	186,592	121,937	20,177	142,114
Asia Pacific	2	164,717	$74,150	$24,947	$99,097	3	114,557	9,600	$62,158	$72,615	$134,773	51.4%		10.3%	9.7%	3	279,274	$136,308	$97,562	$233,870

Total	10	1,001,583	$124,918	$113,879	$238,797	18	760,412	64,865	$330,506	$426,619	$757,125	55.4%		11.1%	10.3%	20	1,761,995	$455,424	$540,498	$995,922

(1)	Represents balances incurred through March 31, 2016.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	First Quarter 2016

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$36,283	—
Boston	1	7,097	283	4,450	—
Chicago	2	11,905	972	13,045	48.9%
Dallas	1	8,375	363	3,807	—
Houston	1	20,147	1,491	17,596	—
New York	2	4,663	325	4,967	—
Northern Virginia	2	16,690	1,275	15,510	23.5%
Silicon Valley	1	596	182	2,540	—
St. Louis	1	45,818	1,635	26,698	0.6%
North America	12	150,163	8,766	$124,896	9.0%	10.5%	9.9%

Dublin	1	1,857	180	$1,804	80.6%
London	1	9,912	804	11,662	—
Europe	2	11,769	984	$13,466	14.7%	12.6%	11.8%

Melbourne	1	3,673	205	$2,753	—
Singapore	1	11,915	877	12,621	—
Sydney	1	18,605	1,680	16,379	—
Asia Pacific	3	34,193	2,762	$31,753	—	14.0%	13.2%

Subtotal Consolidated Portfolio	17	196,125	12,512	$170,115	7.4%	11.3%	10.6%

Hong Kong	1	26,062	1,440	$27,149	16.7%
Subtotal Unconsolidated JV (4)	1	26,062	1,440	$27,149	16.7%	14.0%	13.2%

Grand Total	18	222,187	13,952	$197,264	8.4%	11.7%	11.0%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2016

Construction Projects in Progress	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	276.4	$156,000	—	$156,000
Development Construction in Progress
Space Held for Development (1)	1,102,169	N/A	$237,828	—	$237,828	$216
Base Building Construction (2)	1,001,583	N/A	124,918	$113,879	238,797	238
Data Center Construction (3)	760,412	N/A	330,506	426,619	757,125	996
Equipment Pool & Other Inventory (4)	N/A	N/A	9,388	—	9,388
Campus, Tenant Improvements & Other (5)	N/A	N/A	17,723	28,886	46,609
Total Development Construction in Progress	2,864,164		$720,363	$569,384	$1,289,747

Enhancement & Other			$8,290	$4,472	$12,762
Recurring			13,222	19,678	32,900
Total Construction in Progress			$897,875	$593,534	$1,491,409

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 760,412 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of March 31, 2016 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through March 31, 2016.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2016

	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Non-Recurring Capital Expenditures (1)
Development	$131,476	$138,736	$123,732	$135,347	$125,647
Enhancements and Other Non-Recurring	441	1,201	1,866	2,121	6,194
Total Non-Recurring Capital Expenditures	$131,917	$139,937	$125,598	$137,468	$131,842

Recurring Capital Expenditures (2)	$21,064	$35,386	$14,716	$23,708	$18,066

Total Direct Capital Expenditures	$152,981	$175,323	$140,314	$161,176	$149,907

Indirect Capital Expenditures
Capitalized Interest	$3,814	$2,955	$2,395	$3,155	$4,346
Capitalized Overhead	16,666	16,954	15,060	12,442	12,317
Total Indirect Capital Expenditures	$20,480	$19,909	$17,455	$15,597	$16,663

Timing / FX adjustments	10,430	6,806	7,337	9,446	17,247

Total Improvements to and Advances for Investment in Real Estate	$183,891	$202,038	$165,106	$186,219	$183,817

Consolidated Portfolio Net Rentable Square Feet (3)	21,291,300	21,344,852	20,358,510	20,203,927	20,548,860

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2016

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	130,014	41,187
Chicago	—	—	—	2	26,953	9,968
Dallas	2	52.5	8,370	3	32,396	3,983
Houston	—	—	—	1	22,722	2,732
New York	1	34.2	42,201	7	350,585	106,629
N. Virginia	2	133.4	44,866	2	49,317	15,208
Phoenix	—	—	—	1	108,926	11,777
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	12,613	1	13,440	5,481
St. Louis	—	—	—	2	84,268	11,641
Seattle	—	—	—	1	76,986	7,761
Toronto	—	—	—	1	14,403	912
North America	8	236.8	$109,929	26	977,272	$226,971

Dublin, Ireland	1	7.5	9,854	1	2,012	$62
Frankfurt, Germany	1	6.0	7,830	—	—	—
London, England	1	13.4	22,853	3	98,740	4,275
Europe	3	26.9	$40,537	4	100,752	$4,337

Melbourne	1	4.1	$1,713	1	24,145	$6,520
Sydney	1	8.6	3,821
Asia Pacific	2	12.7	$5,534	1	24,145	$6,520

Subtotal Consolidated Portfolio	13	276.4	$156,000	31	1,102,169	$237,828

Hong Kong	—	—	—	1	71,974	$11,656
Subtotal Unconsolidated JV	—	—	—	1	71,974	$11,656

Grand Total	13	276.4	$156,000	32	1,174,143	$249,484

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through March 31, 2016. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2016

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
47700 Kato Road & 1055 Page Avenue	Silicon Valley	January 21, 2016	$37,500	7.2%	199,352	—	100%
Total	—	—	$37,500	7.2%	199,352	—	100%

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	First Quarter 2016

	As of March 31, 2016
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$123,965	$48,574	$146,948	$441,286	$123,985	$7,175	$891,933
Accumulated depreciation & amortization	(91,295)	(2,110)	(9,678)	(24,253)	(4,781)	(1,090)	(133,207)
Net Book Value of Operating Real Estate	$32,670	$46,464	$137,270	$417,033	$119,204	$6,085	$758,726
Other assets	11,989	8,696	42,898	59,749	53,336	3,009	179,677
Total Assets	$44,659	$55,160	$180,168	$476,782	$172,540	$9,094	$938,403

Debt	$102,597	$47,000	—	$208,000	$102,025	—	$459,622
Other liabilities	4,719	1,264	3,671	83,987	3,422	5	97,068
Equity / (deficit)	(62,657)	6,896	176,497	184,795	67,093	9,089	381,713
Total Liabilities and Equity	$44,659	$55,160	$180,168	$476,782	$172,540	$9,094	$938,403

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$51,299	$23,500	—	$41,600	$20,405	—	$136,804

	Three Months Ended March 31, 2016
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$11,290	$2,145	$4,462	$10,282	$4,901	$528	$33,608
Operating expenses	(3,495)	(333)	(1,457)	(2,471)	(1,896)	(931)	(10,583)
Net Operating Income (NOI)	$7,795	$1,812	$3,005	$7,811	$3,005	($403)	$23,025

Straight-line rent	(26)	(133)	(57)	(493)	(301)	—	(1,010)
Above- and below-market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,769	$1,679	$2,948	$6,569	$3,635	($403)	$22,197

Interest expense	($1,654)	($395)	—	($1,392)	($856)	—	($4,297)
Depreciation & amortization	(1,678)	(181)	(1,510)	(3,171)	(2,297)	(150)	(8,987)
Other income / (expense)	(62)	(55)	(204)	(163)	(192)	(66)	(742)
Total Non-Operating Expenses	($3,394)	($631)	($1,714)	($4,726)	($3,345)	($216)	($14,026)

Net Income	$4,401	$1,181	$1,291	$3,085	($340)	($619)	$8,999

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,898	$906	$1,503	$1,562	$601	($69)	$8,401

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,885	$840	$1,474	$1,314	$727	($69)	$8,171

Digital Realty's Earnings (loss) from unconsolidated JVs (1)	$2,001	$580	$645	$666	$426	($240)	$4,078

Digital Realty's Pro Rata Share of FFO (2)	$2,840	$671	$1,400	$1,300	$885	($207)	$6,889

Digital Realty's Fee Income from JV	—	—	$134	$669	$397	—	$1,200

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	First Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	96.0%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	21.6	94.0%	Active development - data centers
9377 W. Grand Ave., Franklin Park, IL	176,730	16.0	—	Active development - base building and data centers

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 17,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4MW of IT Load in eight 1,800 kW data centers.

•
The IT density of the first floor in the 9355 Building was doubled from the original master plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 Building commenced in February, 2016, with an estimated delivery date for the first suite in Q1/Q2 of 2017. The building is designed to provide 176,730 square feet and accommodate 12.8MW of IT Load, with the potential to increase critical IT Load Capacity to 16.0MW.

Opportunity

•
Upon completion, the Digital Chicago Campus will have development potential of 545,745 square feet to support upwards of 44.4 MW of IT Load. The Campus's IT capacity will be increased as a result of increasing the density of the 9355 Building and increasing the IT Capacity of the 9377 Building from 12.8MW to 16.0 MW.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 96.8% leased based upon total IT Load.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first four 1,800 kW data centers completed and leased on the second floor. A fifth 5,400 kW data center of the first floor is preleased and under construction with staggered power delivery during 2016 and 2017. A 7,200 kW lease was signed in 4Q2015 for half of the first floor for delivery in 1Q2016 and 2Q2016. A 600kW lease was signed and commenced in 1Q2016, and there are on-going negotiations for the remaining 1,200kW of IT capacity.

•	The third phase is a ground-up development of the 9377 W. Grand Ave. building. The site is currently planned for a 176,730 square foot building to accommodate up to 16 MW of IT Load Capacity.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	First Quarter 2016

Master Plan

E. Collins Blvd.
750
E. COLLINS
122 mW
SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908
QUALITY
WAY
International Parkway
Commerce Drive
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Completed
907 Security Row, Richardson, TX	139,000	9.6	100.0%	Active development - data centers
1210 Integrity Drive, Richardson, TX	455,140	36.0	15.6%	Active development - base building and data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In seven years, Digital Realty has completed or actively developed 1,093,544 square feet in eight buildings.

•
The campus has approximately 43.0 MW of IT Load currently in operation, with approximately 6.8 MW of leased data center space that is under construction and 3.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load and is now 100% leased.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 455,140 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase One to provide a 339,441 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 115,699 square feet to accommodate an additional 12 MW of IT Load. Leases have been signed for 5.6 MW of IT Load in Phase 1 scheduled for delivery in November 2016.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	First Quarter 2016

Master Plan

SHELLHORN
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building B
Building C
Building D
Building G1
Building G2
DEVIN SHAFRON DRIVE
GREENWAY
LOUDOUN COUNTY PARKWAY
EQUIPMENT YARD

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E & F

Current Development: Bldgs. G, K & J Loudoun Parkway North

Planned for Future Development: Bldg. H Loudoun Parkway North

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	90.4%	Data centers with 1.2 MW under construction and pre-leased, and 2.4 MW under option for future development
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	94.2%	Active development - non-technical space
43780 Digital Loudoun Plaza (Bldg. H)	223,580	14.4	—%	Active development - base building
44100 Digital Loudoun Plaza (Bldg. J)	214,820	15.2	24.3%	Active development - base building and data centers
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, to support the future development of over two million square feet and the build-out of roughly 150 megawatts of IT Load.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,115,574 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 75.05 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 83.3% leased. The combined first and second phases are 90.4% leased. A 1.2 MW suite is under construction and preleased, and 2.4 MW is held for development under an existing tenant's option. Upon development of the 2.4 MW of data center space under option, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed as tenants occupy their data center spaces.

•	Building K has constructed, delivered and leased 19.8 MW or 100% of its total IT load in 16 Turn-Key Flex data centers. Including non-technical space the building is 94.2% leased.

•
Building J is under construction to deliver 15.2 MW of IT Load with 2.4 MW of IT Load delivered and 6.8 MW of IT Load scheduled for delivery in 2Q2016. The building is currently 24.3% leased based upon space and 30.5% leased based upon IT Load.

•	Building H is designed to accommodate 14.4 MW of IT Load and the base building is currently under active development.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	First Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.7%	Completed
365 S. Randolphville (Addition)	86,656	5.4	33.3%	Held for future development
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds, each capable of supporting the entire site load, creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to develop the remaining 3.6 MW of IT Load to meet current demand as needed.

•	The 100,515 square foot Annex at 3 Corporate Place provides capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	First Quarter 2016

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Net Income (Loss) Available to Common Stockholders	$39,125	($40,039)	$38,522	$117,055	$101,728
Interest	57,261	61,717	48,138	46,114	45,466
Loss from early extinguishment of debt	964	—	—	148	—
Tax expense	2,109	268	1,850	2,636	1,697
Depreciation & amortization	169,016	172,956	136,974	131,524	129,073
EBITDA	$268,475	$194,902	$225,484	$297,477	$277,964
Change in fair value of contingent consideration	—	—	(1,594)	352	(43,034)
Severance-related accrual, equity acceleration, and legal expenses	1,448	6,125	(3,676)	1,301	1,396
Transaction expenses	1,900	3,099	11,042	3,166	93
(Gain) loss on sale of property	(1,097)	(322)	207	(76,669)	(17,820)
(Gain) on settlement of pre-existing relationship with Telx	—	(14,355)	—	—	—
Other non-core expense adjustments	(1)	75,269	51	(29)	(30)
Noncontrolling interests	784	(590)	864	2,486	2,142
Preferred stock dividends	22,424	24,056	18,456	18,456	18,455
Adjusted EBITDA	$293,933	$288,184	$250,834	$246,540	$239,166

	Three Months Ended
Financial Ratios	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15

Total GAAP interest expense	$57,261	$61,717	$48,138	$46,114	$45,466
Bridge facility fees	—	(3,903)	—	—	—
Capitalized interest	3,814	2,955	2,395	3,155	4,346
Change in accrued interest and other non-cash amounts	4,417	(23,778)	4,432	(11,522)	13,477
Cash Interest Expense (2)	$65,492	$36,991	$54,965	$37,747	$63,289

Scheduled debt principal payments	1,787	1,768	1,693	2,185	2,255
Preferred dividends	22,424	24,056	18,456	18,456	18,455
Total Fixed Charges (3)	$85,286	$90,496	$70,682	$69,910	$70,522

Coverage
Interest coverage ratio (4)	4.8x	4.7x	5.0x	5.0x	4.8x
Cash interest coverage ratio (5)	4.5x	7.8x	4.6x	6.5x	3.8x
Fixed charge coverage ratio (6)	3.4x	3.3x	3.5x	3.5x	3.4x
Cash fixed charge coverage ratio (7)	3.3x	4.6x	3.3x	4.2x	2.8x

Leverage
Debt to total enterprise value (8) (9)	29.7%	32.0%	31.4%	32.5%	32.0%
Debt plus preferred stock to total enterprise value (9)(10)	36.2%	39.2%	40.2%	39.6%	39.2%
Pre-tax income to interest expense (11)	2.1x	0.7x	2.2x	4.0x	3.7x
Net Debt to Adjusted EBITDA (12)	5.3x	5.2x	4.8x	5.0x	5.1x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended March 31, 2016.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended March 31, 2016.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt,  less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2016

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction expenses, (iii) loss from early extinguishment of debt, (iv) change in fair value of contingent consideration, (v) severance-related accrual, equity acceleration, and legal expenses, (vi) bridge facility fees and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) non-cash stock-based compensation expense, (vi) straight-line rent revenue, (vii) straight-line rent expense, (viii) above- and below-market rent amortization, (ix) non-cash tax expense, (x) capitalized leasing compensation, (xi) recurring capital expenditures and (xii) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain (loss) on settlement of pre-existing relationship with Telx, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on settlement of pre-existing relationship with Telx, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2016

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, interconnection revenue and tenant reimbursement revenue less utilities, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2016, GAAP interest expense was $57 million, capitalized interest was $4 million and scheduled debt principal payments and preferred dividends was $24 million.

31-Mar-16
Reconciliation of Net Operating Income (NOI)	(in thousands)

Operating income	$118,116

Fee income	(1,799)
Other income	(91)
Change in fair value of contingent consideration	—
Depreciation and amortization	169,016
General and administrative	29,808
Severance related accrual, equity acceleration, and legal expenses	1,448
Transaction expenses	1,900
Other expenses	(1)

Net Operating Income	$318,397

Cash Net Operating Income (Cash NOI)

Net Operating Income	$318,397
Straight-line rent, net	(2,035)
Above- and below-market rent amortization	(2,266)

Cash Net Operating Income	$314,096

Reconciliation of Range of 2016 Projected Net Income to Projected FFO (NAREIT-Defined), Core FFO and Constant-Currency Core FFO
	Low	High
Net income available to common stockholders per diluted share	$0.45	$0.50
Add: Real estate depreciation and amortization and (gain)/loss on sale	$5.00	$5.00
Projected Funds from Operations per diluted share (NAREIT-Defined)	$5.45	$5.50
Add: Adjustments for items that do not represent core expenses and revenue streams	$0.10	$0.15
Projected Core Funds from Operations per diluted share	$5.55	$5.65
Add: Foreign currency translation adjustments	$0.05	$0.10
Projected Constant - Currency Core Funds from Operations per diluted share	$5.60	$5.75

Statement Regarding Forward- Looking Statements	Financial Supplement
First Quarter 2016

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: supply and demand for data center and colocation space, the integration and financial contributions of Telx, leasing and development activity in Japan and Germany, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2015 and 2016 backlog NOI, NAV components, 2016 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Telx;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2015, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Subtotals and totals may not equal the amounts reflected due to rounding.